Exhibit 10.3
[Execution Form]
     THIS SECURITY AGREEMENT (this “Agreement”), dated as of June 26, 2008, is entered into by and among each of the undersigned and each other Person which shall from time to time become a Guarantor under the Note Agreement referred to below (each a “Debtor” and collectively the “Debtors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Collateral Agent under the Collateral Agency Agreement referred to below (together with its successors from time acting as such Collateral Agent thereunder, the “Secured Party”) on behalf and for the benefit and security of the Noteholders referred to below.
RECITALS:
     A. Westmoreland Mining LLC, a Delaware limited liability company and a Debtor hereunder (the “Company”), the Guarantors identified therein have entered into a Note Purchase Agreement, dated as of June 26, 2008 (as the same may be amended, supplemented, extended, renewed or replaced and in effect from time to time, the “Note Agreement”), with the institutional investors identified in Schedule 1 thereto (collectively, the “Purchasers”, and, each individually, a “Purchaser”), providing, among other things, for (1) the issue and sale by the Company and, subject to the terms and conditions set forth therein, the purchase by the Purchasers severally, of the Company’s 8.02% Senior Guaranteed Secured Notes due 2018 in an original aggregate principal amount of $125,000,000 (the “Notes”, such term to include any such notes issued pursuant to Section 13 of the Note Agreement in substitution for any previously issued Notes), and (2) the joint and several guaranty of the Obligations by the Guarantors.
     B. The Company, each of the Guarantors, Texas Westmoreland Coal Co., a Montana corporation (“TWCC”), the Secured Party and the Purchasers have entered into the Collateral Agency Agreement, dated as of June 26, 2008 (as the same may be amended, supplemented, extended, renewed or replaced and in effect from time to time, the “Collateral Agency Agreement”), in order, among other things, to set forth certain rights, powers and remedies of the Collateral Agent, for the equal and ratable benefit and security of the Noteholders, with respect to the Collateral securing the Secured Obligations.
     C. It is condition to the obligation of the respective Purchasers to purchase Notes pursuant to the Note Agreement that the Debtors enter into this Agreement with the Secured Party and, pursuant hereto, grant to the Secured Party for the equal and ratable benefit of the Noteholders a first priority security interest in the Collateral provided for herein to secure the Secured Obligations.
     D. Each Debtor acknowledges that it will materially benefit from the issue and sale of the Notes and the maintenance of the Notes outstanding in accordance with terms of the Note Agreement, and that, in order to induce the Purchasers to purchase the Notes pursuant to the Note Agreement, and to assure compliance by the Obligors with the terms thereof, it is desirous of entering into this Agreement and providing collateral security for the Secured Obligations in accordance with the terms hereof.
     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Defined Terms.
          (a) Capitalized terms used in this Agreement, unless otherwise defined in Section 1(b) or elsewhere in this Agreement, shall have the respective meanings assigned to them in the Note Agreement; provided that, where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) which are defined in the Uniform Commercial Code as enacted in the State of New York (as amended from time to time, the “Code”), shall have the respective meanings assigned to such terms therein.
          (b) As used in this Agreement, the following terms shall have the respective meanings indicated (terms defined in the singular to have a correlative meaning when used in the plural and vice-versa):
          “Collateral” means all of each Debtor’s right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by Article 9 of the Code):
          (i) all now existing and hereafter acquired and arising Accounts, Goods, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including without limitation Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter of Credit Rights, advices of credit, money, Commercial Tort Claims, Equipment, Inventory, As-Extracted Collateral (including As-Extracted Collateral from such Debtor’s present and future operations regardless of whether such mineral or gas interests are presently owned or hereafter acquired by such Debtor), Fixtures and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of all of the foregoing (including without limitation all insurance policies and proceeds thereof);
          (ii) to the extent, if any, not included in clause (i) above, such Debtor’s present and future contracts, agreements, arrangements, or understandings (A) for the sale, supply, provision or disposition of any coal, natural gas, coalbed methane gas or other minerals by such Debtor, or any one or more of its agents, representatives, successors, or assigns, to any purchaser or acquirer thereof, and all products, replacements, and proceeds thereof (including without limitation all coal, natural gas and coalbed methane gas sales contracts) and (B) relating to the mining, drilling or recovery of any mineral or gas reserves for the benefit of or on behalf of such Debtor or any of its agents, representatives, successors, or assigns (including without limitation all contract mining, drilling or recovery agreements and arrangements), and all products and Proceeds thereof and payments thereunder, together with all products and Proceeds (including all insurance proceeds) of and any Accessions to any of the foregoing; and
          (iii) to the extent, if any, not included in clauses (i) or (ii) above, each and every other item of personal property and fixtures, both those that are now owned and those that hereafter arise or are acquired, regardless of whether Article 9 of the Code is applicable to any extent to the creation, perfection or enforcement of Liens thereon or therein;

excluding, however, the Subsidiary Shares of TWCC and any Proceeds thereof. Without limiting the foregoing, Collateral includes all business records and information, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information. Notwithstanding the foregoing provisions of this definition, (i) this Agreement shall not be deemed to be an assignment of any agreements, contracts or licenses to the extent the terms of such agreements, contracts or licenses would be violated by such assignment and (ii) the term “Collateral” shall not include any agreements, contracts or licenses which are now or hereafter held by any Debtor to the extent that (i) such agreements, contracts or licenses are not capable of being encumbered as a matter of law or (ii) an encumbrance thereon or security interest therein, or the inclusion thereof otherwise in the Collateral, without the consent of the other applicable party thereto results in a violation, breach, default or termination of such agreement, contract or license, and such consent has not been obtained; provided, however, that the term “Collateral” shall include such otherwise excluded agreements, contracts or licenses once consent has been obtained as well as any and all proceeds thereof that might have theretofore been excluded from such grant of a security interest. It is understood that each Debtor shall use commercially reasonable efforts to exclude from all hereafter acquired and hereafter renewed material agreements, contracts and licenses restrictions on the encumbrancing of the same or granting of security interests therein.
          “Secured Obligations” shall mean all indebtedness, liabilities and obligations of any nature of the Company or any other Obligor, now or hereafter existing under or pursuant to or arising out of or in connection with the Notes, the Note Agreement or the other Financing Documents, in the case of each thereof as the same may be amended, supplemented, extended, renewed or replaced and in effect from time to time, including without limitation, (i) the payment of the principal of, Make-Whole Amount, if any, and interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Company or another Obligor would accrue) on the Notes, and of all fees, expenses and other amounts payable under the Financing Documents, and (ii) the due performance and observance of, and compliance with, all covenants, agreements, terms and conditions of the Notes, the Note Agreement and each other Financing Document required to be observed, performed or complied with by the Company or any other Obligor.
     2. Grant of Security Interests.
     As security for the due and punctual payment and performance in full of all Secured Obligations in accordance with the terms of the Note Agreement and the other Financing Documents, each Debtor hereby agrees that the Secured Party shall have, and each Debtor hereby grants to and creates in favor of the Secured Party for the equal and ratable benefit and security of the Noteholders, a first priority security interest in and to the Collateral subject only to Permitted Liens of the types described in clauses (i) through (iii), (v) through (vii) and (ix) of the definition of that term set forth in Schedule B to the Note Agreement. Without limiting the generality of Section 4, each Debtor further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code or (ii) the perfection of a valid and enforceable security interest therein under the Code cannot be accomplished either by the Secured Party taking possession thereof or by the filing in appropriate locations of appropriate Uniform Commercial Code financing statements executed by such Debtor, such Debtor will at its expense execute and deliver to the Secured Party such documents, agreements, notices, assignments and instruments and take such further actions as may be reasonably requested by the Required Holders from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to such Permitted Liens, enforceable against such Debtor and all third parties to secure the Secured Obligations.
     3. Representations and Warranties.
     Except as otherwise provided or permitted in the Note Agreement and without limiting any provisions thereof, each Debtor represents and warrants to the Secured Party and the Noteholders that: (a) each Debtor has good and marketable title to its Collateral; (b) except for the security interest granted to and created in favor of the Secured Party for the benefit of the Noteholders hereunder and Permitted Liens, all the Collateral is free and clear of any Lien; (c) each Debtor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than Permitted Liens); (d) each Account and General Intangible is genuine and enforceable in accordance with its terms and such Debtor will defend the same against all claims, demands, setoffs (other than setoffs validly asserted under the Bank Credit Agreement) and counterclaims at any time asserted; (e) at the time any Account becomes subject to this Agreement, such Account will be a good and valid Account representing a bona fide sale of goods or services by such Debtor and such goods will have been shipped to, or such services will have been performed for, the respective account debtors; (f) no consents, authorizations or approvals of any Person (including without limitation any Official Body) and no notices to or filings with any Official Body are necessary for (i) the execution of the Security Documents or the granting of the security interest in the Collateral by such Debtor to the Secured Party or (ii) except as described in item (g) below, the perfection of any Lien or security interest granted hereunder or the exercise by the Secured Party of its rights and remedies hereunder; (g) this Agreement creates valid security interests in all Collateral intended by the terms hereof to be subject to a security interest hereunder and, by virtue of the recording and/or filing, as appropriate, of the Mortgages (Noteholders) and the filing of Uniform Commercial Code financing statements in the respective jurisdictions of organization of the Debtors (all of which recordings and/or filings, or arrangements for the making thereof satisfactory to the Purchasers, will be made prior to the Closing on the Closing Date), such security interests constitute or on or prior to the Closing Date will constitute perfected and first priority security interests in all such Collateral (except, in the case of Collateral consisting of Accounts and Inventory, as otherwise provided in the Intercreditor Agreement) in respect of which a security interest may be perfected by the filing of financing statements or other documents or instruments with any Official Body (in each case subject only to Permitted Liens of the types described in clauses (i) through (iii), (v) through (vii) and (ix) of the definition of that term), enforceable as such against creditors of the respective Debtors; and (h) no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office other than (i) those naming the Secured Party as secured party, (ii) those securing Permitted Liens of the types described in clauses (vi), (vii) or (viii) of the definition of that term and (iii) those which relate to an existing financing that is to be retired with the proceeds of the Notes and which will be terminated, or be subjected to arrangements satisfactory to the Purchasers for the termination thereof, on or prior to the Closing Date.

     4. Further Assurances.
     Each Debtor will faithfully preserve and protect the Secured Party’s security interests in the Collateral as prior perfected security interests under the Code, superior and prior to the rights of all third Persons, except for Permitted Liens of the type described in clauses (i) through (iii), (v) through (vii) and (ix) of the definition of that term set forth in Schedule B to the Note Agreement, and will do all such other acts and things and will, upon reasonable request therefor by the Required Holders, execute, deliver, file and record all such other documents and instruments, including, without limitation, financing statements and extensions thereof, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Required Holders in their reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said security interests; and each Debtor hereby irrevocably appoints the Secured Party, its officers, employees and agents, or any of them, as attorneys-in-fact for such Debtor to execute, deliver, file and record such items for such Debtor and in such Debtor’s name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.
     5. Covenants Regarding Collateral.
     Each Debtor covenants and agrees with and for the benefit of the Secured Party and the Noteholders that:
          (a) it will defend the Secured Party’s and the Noteholders’ right, title and security interests in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to (i) an agreement between such Person and the Secured Party or (ii) a Permitted Lien;
          (b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;
          (c) it will not take or omit to take any action, the taking or the omission of which might reasonably be expected to result in a material alteration or impairment of the Collateral or of the Secured Party’s rights under this Agreement, including without limitation (i) failing to maintain all material Equipment in good operating condition in conformity with general commercial standards of quality, ordinary wear and tear excepted, and (ii) failing to use commercially reasonable efforts to collect when due any and all material amounts owed to such Debtor;
          (d) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 10.7 of the Note Agreement;
          (e) it will (i) obtain and maintain sole and exclusive possession of the Collateral (other than Collateral required to be delivered to the Secured Party pursuant to the terms of the Security Documents), (ii) keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto (the “Security Interest Data Summary”), unless it shall have given the Secured Party prior notice and taken all such action as shall be required by Law or reasonably requested by the Secured

Party to maintain the security interests of the Secured Party therein, (iii) notify the Secured Party if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Secured Party all Collateral consisting of Chattel Paper immediately upon such Debtor’s receipt of a request therefor, and (iv) keep materially accurate and complete books and records concerning the Collateral including, but not limited to, the originals of all documentation with respect to all receivables and records of all payments received and all credits granted on such receivables, any returned products (including coal) and all other dealings therewith, and such other books and records required in accordance with the Note Agreement;
          (f) it will promptly furnish to the Secured Party such information and documents relating to the Collateral as the Required Holders may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor’s contracts or the performance thereof, all of the foregoing to be certified upon request of the Required Holders by an authorized officer of such Debtor; and
          (g) it will immediately notify the Secured Party if any material account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Secured Party so that all monies due under such contract shall be assigned to the Secured Party and notice of such assignment shall be given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.
     6. Preservation of Rights.
     Each Debtor assumes full responsibility for taking any and all necessary steps to preserve all rights of the Secured Party and the Noteholders with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien. No Debtor will move its chief executive office as set forth in the Security Interest Data Summary with respect to such Debtor unless it shall take all action satisfactory to the Secured Party as the Secured Party may request and as shall be required by applicable Law to maintain the security interests of the Secured Party in the Collateral intended to be granted hereby and in the other Security Documents at all times fully perfected with the same or better priority and in full force and effect.
     7. Additional Rights of Secured Party.
          (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Secured Party may at its option take such actions as the Secured Party deems appropriate (i) to attach, perfect, continue, preserve and protect the Secured Party’s prior security interests in the Collateral, and/or (ii) subject to the provisions of Section 7.2 of the Note Agreement, to inspect, audit and verify the Collateral, including reviewing all of such Debtor’s books and records and copying and making excerpts therefrom, provided that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to such Debtor’s premises is required, and (iii) to add all liabilities, obligations, reasonable costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Secured Party for the benefit of the Noteholders upon demand; and

          (b) At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Secured Party may (but shall have no obligation to) at its option take such action as the Secured Party deems appropriate (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of any Debtor hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Secured Party for the benefit of the Noteholders upon demand.
     8. Remedies Upon Event of Default.
     Upon the occurrence of any Event of Default under the Note Agreement and for so long as such Event of Default shall be continuing:
          (a) The Secured Party shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and all such other rights and remedies as may be provided by Law or as are set forth below, including without limitation to take over and collect any or all of any one of more Debtor’s Collateral, and to this end each Debtor hereby appoints the Secured Party, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Secured Party or to any place designated by the Secured Party at such Debtor’s expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Secured Party may designate, (iv) demand payment of or upon all Accounts, Payment Intangibles, Chattel Paper, Instruments, Investment Property, Letters of Credit, advises of credit and similar property and rights to payment included in the Collateral, (v) enforce payment of all such Accounts, Payment Intangibles, Chattel Paper, Instruments, Investment Property, Letters of Credit, advises of credit and similar property and rights to payment, by legal proceedings or otherwise, (vi) exercise all of any Debtor’s rights and remedies with respect to the collection of all such Accounts, Payment Intangibles, Chattel Paper, Instruments, Investment Property, Letters of Credit, advises of credit and similar property and rights to payment, (vii) settle, adjust, compromise, extend or renew all of the Collateral, (viii) settle, adjust or compromise any legal proceedings brought to collect all or any part of the Collateral (ix) to the extent permitted by applicable Law, sell or assign all of the Collateral upon such terms, for such amounts and at such time or times as the Secured Party deems advisable, (x) discharge and release any Collateral, (xi) take control, in any manner, of any item of payment or proceeds from any account debtor, (xii) prepare, file and sign any Debtor’s name on any proof of claim in bankruptcy or similar document against any account debtor, (xiii) prepare, file and sign any Debtor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral, (xiv) do all acts and things necessary, in the Required Holders’ sole discretion, to fulfill any Debtor’s obligations under the Financing Documents, (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any of the Collateral; (xvi) use any Debtor’s stationery and sign such Debtor’s name to verifications of any of the Collateral and notices thereof to account debtors; (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Collateral or proceeds thereof to which any Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Required Holders may deem appropriate, including extending or modifying the terms of payment of any Debtor’s debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Secured Party pursuant to this Agreement, except claims arising (to the extent so arising) from gross negligence or willful misconduct by the Secured Party.
          (b) The Secured Party shall have the right to lease, sell, give an option or options to purchase, or otherwise dispose of all or any of the Collateral at public or private sale or sales, with such advance notice as may be required by Law (it being agreed by each Debtor that, to the fullest extent permitted by applicable Law, ten (10) business days’ advance notice of the time and place of any public sale, or the time after which any private sale is to be made, shall constitute reasonable notice), in lots or in bulk, for cash or on credit or any combination of cash and credit, or for future delivery, and upon such other terms as the Required Holders, in their sole discretion, may deem reasonable. The Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Secured Party shall have the right to conduct such sales on any Debtor’s premises or elsewhere and shall have the right to use any Debtor’s premises without charge for such sales for such time or times as the Secured Party may see fit. The Secured Party may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.
     9. Benefits; Application of Proceeds.
     The security interest in each Debtor’s Collateral granted to and created in favor of the Secured Party by this Agreement shall be for the benefit of the Secured Party and the Noteholders. Each of the rights, privileges, and remedies provided to the Secured Party hereunder or otherwise by Law with respect to any Debtor’s Collateral shall be exercised by the Secured Party only for its own benefit and the benefit of the Noteholders, and any of such Debtor’s Collateral or proceeds thereof held or realized upon at any time by the Secured Party shall be applied as set forth in Section 5 of the Collateral Agency Agreement.
     10. Storage of Collateral.
     If the Secured Party repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof during the continuance of an Event of Default which shall have occurred, then to the extent it is commercially reasonable for the Secured Party to store any Collateral on any of any Debtor’s premises, each Debtor hereby agrees to lease to the Secured Party on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Secured Party’s election, at a rental of One Dollar ($1.00) per month, the premises on which the Collateral is located, provided it is located on premises owned or leased by such Debtor.
     11. Debtors to Remain Liable.
     For the avoidance of doubt, if the proceeds of any sale or other disposition of or collection or other realization from or upon the Collateral are insufficient to pay all Secured Obligations in full (including, without limitation, the costs and expenses of such sale, disposition, collection or realization), the Debtors shall be liable for the deficiency and the reasonable costs and expenses incurred by the Secured Party and any Noteholders in connection with the collection of such deficiency (including the reasonable attorneys fees and disbursements of counsel for the Secured Party and of a special counsel for the Noteholders, and, if reasonably requested by the Secured Party or the Required Holders with respect to any relevant jurisdictions, local or other counsel consisting, for each such jurisdiction, of a single law firm approved by the Required Holders for such jurisdiction).
     12. Waiver by Debtors.
     Each Debtor hereby waives, for itself, and all who may claim under it, insofar as it now or hereafter lawfully may, (a) presentment, demand, protest or any notice of any kind in connection with this Agreement, the other Security Documents or any Collateral (other than notices required by the express terms of this Agreement), (b) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law that would be effective to prevent or delay the enforcement of this Agreement or any other Security Document or the absolute sale of the Collateral or any portion thereof or interest therein pursuant to the provisions hereof and, to the extent applicable, the provisions of the other Security Documents, and (c) except in the case of gross negligence or willful misconduct, all claims, damages and demands against the Secured Party and any Noteholder arising out of the repossession, retention or disposition of the Collateral or any portion thereof pursuant to the provisions hereof or of any other Security Document.
     13. Termination of Agreement.
     Upon (i) indefeasible payment and performance in full of the Secured Obligations in accordance with the terms hereof, of the Note Agreement, and of the other Financing Agreements, and (ii) the satisfaction of all other conditions set forth in Section 18 of the Collateral Agency Agreement to the termination thereof, this Agreement and all obligations of the Debtors hereunder (excluding those obligations which by their terms expressly survive such termination) shall terminate and be of no further force and effect, and the Secured Party shall thereupon, upon the written request and at the sole expense of the requesting Debtor, promptly return to a Debtor such of the Collateral and such other documents delivered by such Debtor hereunder as may then be in the Secured Party’s possession. Until such termination, however, this Agreement shall remain in full force and effect.
     14. Delay No Waiver; Cumulative Remedies, Etc.
     No failure or delay on the part of the Secured Party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy,

power or privilege of the Secured Party hereunder or available to it at Law or otherwise; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. The rights and remedies of the Secured Party under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Secured Party may enforce any one or more remedies hereunder successively or concurrently at its option.
     15. Notices.
     All notices and other communications required or permitted to be made under this Agreement shall be in writing and shall be given as provided in Section 19 of the Collateral Agency Agreement.
     16. Security Interest Data.
     Each Debtor represents, warrants and agrees that as of the date hereof, all information contained on the Security Interest Data Schedule is accurate and complete in all material respects and contains no material omission or misrepresentation. Each Debtor shall promptly notify the Secured Party of any changes in the information set forth thereon.
     17. Rights to Information Specifically Enforceable.
     Each Debtor acknowledges that the provisions hereof giving the Secured Party rights of access to books, records and information concerning the Collateral and such Debtor’s operations and providing the Secured Party access to such Debtor’s premises are intended to afford the Secured Party with immediate access to current information concerning such Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Secured Party can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including without limitation, instituting a replevin action should any Debtor refuse to turn over any Collateral to the Secured Party. Each Debtor further acknowledges that, should such Debtor at any time fail to promptly provide such information and access to the Secured Party, the Secured Party would have no adequate remedy at Law to promptly obtain the same. Accordingly, each Debtor agrees that such provisions hereof may be specifically enforced by the Secured Party and waives any claim or defense in any such action or proceeding that the Secured Party has an adequate remedy at Law.
     18. Entire Agreement; Amendments, Etc.
     This Agreement together with the other Financing Documents constitutes the entire agreement between and among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of security interests in the Collateral provided for herein by any Debtor. No term of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by each Debtor and the Secured Party (acting at the direction of the Required Holders) or pursuant to a Joinder Agreement entered into as contemplated by Section 9.2 of the Note Agreement by a Person which shall thereby become an additional Guarantor (and a Debtor hereunder).

     19. Successors and Assigns.
     This Agreement shall be binding upon and inure to the benefit of the Secured Party and the Noteholders and their respective successors and assigns, and each Debtor and each of its respective successors and assigns, except that no Debtor may assign or transfer such Debtor’s obligations hereunder or any interest herein.
     20. Governing Law.
     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.
     21. Severability.
     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
     22. Counterparts.
     This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.
     23. Descriptive Headings, Etc.
     The descriptive section and other subdivision headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement. References in this Agreement to a particular section or other subdivision, or to a particular schedule or exhibit, shall, unless otherwise specified herein, be deemed a reference to that section or other subdivision of, or that schedule or exhibit to, this Agreement.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 2 TO SECURITY AGREEMENT]
     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

WESTMORELAND MINING LLC

By	/s/ Douglas P. Kathol	(SEAL)

Name:	Douglas P. Kathol
Title:	Vice President

WESTERN ENERGY COMPANY

By	/s/ Douglas P. Kathol	(SEAL)

Name:	Douglas P. Kathol
Title:	Vice President

DAKOTA WESTMORELAND CORPORATION

By	/s/ Douglas P. Kathol	(SEAL)

Name:	Douglas P. Kathol
Title:	Vice President

WESTMORELAND SAVAGE CORPORATION

By	/s/ Douglas P. Kathol	(SEAL)

Name:	Douglas P. Kathol
Title:	Vice President

[SIGNATURE PAGE 2 OF 2 TO SECURITY AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION,
as Secured Party

By	/s/ Brian J. Kabbes
Name:	Brian J. Kabbes
Title:	Vice President